UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 12, 2019

RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 if the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 12 and 13, 2019, RGC Midstream, LLC ("Midstream"), a wholly-owned subsidiary of RGC Resources, Inc. ("Resources") entered into unsecured Promissory Notes ("Notes") and Loan Agreements ("Agreements") with Atlantic Union Bank ("Atlantic Union") and Branch Banking and Trust ("BB&T"), respectively. The Atlantic Union Note, in the aggregate principal amount of $14,000,000, bears an interest rate of one month LIBOR plus 1.15% per annum with interest payable monthly. The principal balance of the Atlantic Union Note is due on June 12, 2026. The BB&T Note, in the principal amount of $10,000,000 has an interest rate of one month LIBOR plus 1.20% per annum with interest payable monthly. The principal balance of the BB&T Note has a monthly repayment schedule that begins in July 2022 at an annual rate of 10% of the original loan amount with the remaining unpaid balance due on June 1, 2024.

The proceeds from these Notes are being used to refinance a portion of Midstream's existing debt under its current Promissory Notes ("Current Notes") and non-revolving Credit Agreement with Atlantic Union Bank and Branch Banking and Trust, originally dated December 29, 2015 as amended. As a result of this refinancing, the corresponding available balances on the Current Notes declined by the $24,000,000 thereby reducing the previously available $50,000,000 down to $26,000,000 and the outstanding balance to nearly $11,300,000.

Also on June 12, 2019, Midstream executed an interest rate swap agreement for $14,000,000 corresponding to the term of the Atlantic Union Note, which effectively converts the variable rate note to a fixed rate instrument with an effective annual interest rate of 3.24%. In addition, Midstream executed a similar interest rate swap on June 13, 2019 in the amount of $10,000,000 to effectively convert the BB&T variable rate note into a fixed rate instrument with a 3.14% annual interest rate.

In addition and in connection with the above Notes and Agreements, Resources executed Unconditional Guaranties in favor of Atlantic Union and BB&T unconditionally guaranteeing timely payment and performance of the obligations of Midstream to each of the financial institutions.

The Agreements referenced above contain the same financial covenants included in other debt agreements including the limitation of Consolidated Long Term Indebtedness to not more than 65% of Consolidated Total Capitalization and Priority Indebtedness to not more than 15% of Consolidated Total Assets.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information required by this Item 2.03 is set forth in Item 1.01 above in respect of the Notes, which is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits.

10.1	Promissory Note in the original principal amount of $14,000,000 by and between RGC Midstream, LLC and Atlantic Union Bank, dated June 12, 2019.

10.2	Loan Agreement between RGC Midstream, LLC and Atlantic Union Bank dated June 12, 2019.

10.3	Unconditional Guaranty Agreement by and between RGC Resources, Inc. and Atlantic Union Bank.

10.4	Swap Agreement by and between RGC Midstream, LLC and Atlantic Union Bank, dated June 12, 2019.

10.5	Promissory Note in the original principal amount of $10,000,000 by and between RGC Midstream, LLC and Branch Banking and Trust Company dated June 13, 2019.

10.6	Term Loan Agreement between RGC Midstream LLC and Branch Banking and Trust Company dated June 13, 2019.

10.7	Unconditional Guaranty Agreement by and between RGC Resources, Inc. and Branch Banking and Trust Company.

10.8	Swap Agreement by and between RGC Midstream, LLC and Branch Banking and Trust Company, dated June 13, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: June 17, 2019	By: /s/ Paul W. Nester
Paul W. Nester
Vice President, Secretary, Treasurer and CFO